UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 3, 2008

ENTROPIC COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33844	33-0947630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6290 Sequence Drive

San Diego, CA 92121

(Address of Principal Executive Offices and Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment

This Form 8-K/A is filed as an amendment to the Current Report on Form 8-K filed by Entropic Communications, Inc., a Delaware corporation, on April 4, 2008 under Items 2.01 and 9.01. This amendment is being filed to include the financial information required under Item 9.01.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of business acquired

The audited balance sheets of Vativ Technologies, Inc, as of June 30, 2007 and 2006 and the related statements of operations, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for the years ended June 30, 2007 and 2006 are filed as Exhibit 99.1 to this amendment and incorporated herein by reference.

The unaudited condensed balance sheet of Vativ Technologies, Inc. as of March 31, 2008 and the related condensed statements of operations and cash flows for the nine months ended March 31, 2008 and March 31, 2007 are filed as Exhibit 99.2 to this amendment and incorporated herein by reference.

(b)	Pro forma financial information

The unaudited pro forma condensed consolidated combined financial statements with respect to the transaction described in Item 2.01 are filed as Exhibit 99.3 to this amendment and are incorporated herein by reference.

(d)	Exhibits

23.1	Consent of Independent Registered Public Accounting Firm

99.1	The audited balance sheets of Vativ Technologies, Inc, as of June 30, 2007 and 2006 and the related statements of operations, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for the years ended June 30, 2007 and 2006.

99.2	The unaudited condensed balance sheet of Vativ Technologies, Inc. as of March 31, 2008 and the related condensed statements of operations and cash flows for the nine months ended March 31, 2008 and March 31, 2007.

99.3	Unaudited pro forma condensed consolidated combined financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTROPIC COMMUNICATIONS, INC.

Dated: June 16, 2008	By:	/s/ Kurt Noyes
	Name:	Kurt Noyes
	Title:	Vice President, Finance and Chief Accounting Officer